WellTech Eastern, Inc.
5776 Venture Way
Mt. Pleasant, MI 48858



As of March 29, 1996



Mr. Kenneth Huseman
6105 Kingbridge Drive
Oklahoma City, OK  73162



                              EMPLOYMENT AGREEMENT


			(the "Agreement")

Dear Mr. Huseman:

        WellTech Eastern, Inc., a Delaware corporation (the "Company") and wholly owned subsidiary of Key Energy Group, Inc., a Maryland corporation ("Key"), with its principal offices at the address set forth above, and you, an individual residing at your address set forth above, agree as follows:

1.       Employment; Term.

          a.   The Company  agrees to employ you, and you accept
 employment  by               the Company, as a Vice President
of the Company and President and               Chief Executive
Officer of the division of the Company which you
operate.  Your employment will commence as of March 29, 1996
(the               "Commencement  Date") and continue until the
close of business on               March 29, 1999,  subject to
extension as provided in this Section               1(a),
unless sooner terminated in accordance with this Agreement
        (the "Initial Employment  Period").  On each March 30,
commencing               with  March  30,  1999,  the  term  of
your  employment  will be               automatically  extended
for twelve (12) months  unless either you               or the
Company gives written  notice to the other,  no later than
        thirty  (30)  days  prior to the  relevant  March  30,
that such               automatic  extension  shall not  occur.
The  Initial  Employment               Period,  together  with
any  extensions,  until  termination  in
accordance  herewith  is  referred  to herein as the
"Employment               Period".

          b.   You will have the usual  duties of a Vice
President  and will be               responsible,  subject to
the Chairman of the Board, the President               and the
Board of  Directors  of the Company  (the  "Board"),  for
       participating  in the  management  and direction of the
Company's               business  and  operations.  You  will,
if  elected,  serve  as a               director of the Company
and as an officer and/or  director of the               Company
and its  subsidiaries  and perform all duties incident to
       such  offices and such  specific  other tasks as may from
time to               time be assigned to you by the Chairman of
the Board or the Board               or by the President of the
Company. During the Employment Period,               you will
devote your full time and best efforts to the business and affairs of the Company and its subsidiaries.



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 2.       Salary; Bonuses; Expenses.

         a.       During the Employment Period, the Company will
pay a salary to                  you at the annual rate of One
Hundred Eighty Thousand  Dollars                  ($180,000)
per  year  (the   "Base   Salary"),   payable  in
  substantially   equal  installments  in  accordance  with  the
                 Company's existing payroll  practices,  but no
less frequently                  than monthly.

         b.       For each fiscal year of the Company
commencing after June 30,                  1996, you will be
eligible to participate in an incentive plan
for key employees  and other persons  involved in the business of Key and its subsidiaries  (the "Incentive
Plan") providing                  for the payment of cash
bonuses of up to fifty  percent  (50%)                  of your
Base  Salary and in the 1995 Stock  Option Plan of Key
       (the "1995 Stock Option Plan").

         c.       You will be reimbursed by the Company for
reasonable  travel,                  lodging, meal and other
expenses incurred by you in connection                  with
performing your services hereunder in accordance with the Company's policies from time to time in effect.

3.       Stock Options. As  performance-based  incentive
compensation to you in         connection with your services
hereunder,  there shall be granted to you         options  (the
"Options")  to acquire  One Hundred  Thousand  (100,000)
shares of the  Common  Stock,  par value  $.10 per  share,  of
Key (the         "Common Stock") at an exercise price per share
equal to the fair market         value of the Common Stock at
the date of grant, with such options to be         granted
pursuant to, and subject to the terms and provisions (including vesting  provisions)  of, the 1995 Stock  Option Plan and
an  agreement         substantially in the form attached hereto
as Exhibit A.

4.       Benefit Plans;  Vacations.  You will be entitled
during the Employment         Period (and thereafter to the
extent provided in Section 5(d) below) to         such fringe
benefits,  including  without  limitation group medical and
   dental,  life,  executive  life,  accident  and  disability
insurance,         retirement plans and supplemental and excess
retirement  benefits and a         Company-leased automobile and
payment of expenses associated therewith,         as the Company
may provide from time to time for its senior management;
not less than twenty (20) vacation days.

5.       Termination

               a.   Termination by Company.  The Company shall
have the right to                    terminate your employment
under this Agreement for Cause at                    any time
without  obligation to make any further payments to
      you hereunder. The Company shall have the right to
terminate                    your employment for any reason
other than for Cause, subject                    only to the
Company's  obligations under Section 5(d) below.
   As used in this  Agreement,  the term "Cause" shall mean the willful  and  continued  failure  by  you  to
substantially                    perform your duties  hereunder
(other than any such willful                    or continued
failure  resulting from your incapacity due to
 physical  or mental  illness  or  physical  injury),  or the willful  engaging by you in  misconduct  which
is materially                    injurious to the Company,
monetarily or otherwise,  or your                    conviction
of a felony by a court of competent jurisdiction.

                                       -2-

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               b.   Termination  upon  Disability.  If you
become  totally  and                    permanently  disabled
during the Employment  Period so that                    you are
 unable to perform  your  obligations  hereunder  by
       reasons  involving  physical  or mental  illness or
physical                    injury  ("Disability"),  then  the
term of your  employment                    hereunder may be
terminated by the Company.

               c.   Termination by Executive.  You may terminate
your employment                    by  giving  written  notice
to the  Company  at any time by                    written
notice of at least thirty (30) days.

               d.   Severance   Compensation.   In  the  event
your  employment                    hereunder is terminated
following a change of control of the                    Company
or by  you  because  of a  material  breach  by the
      Company of its  obligations  under this  Agreement or by
the                    Company  other  than  for  Cause,  you
will be  entitled  to                    severance  compensation
 at your Base  Salary at the monthly                    rate in
effect on the termination date,  payable in arrears,
       during the period  expiring  eighteen  (18) months after
the                    termination  date,  commencing  at the
end of the  calendar                    month  in  which  the
termination  date  occurs;  provided,
however,  that  in  the  event  your  employment  should  be terminated  by the  Company  as a result  of
Disability  in                    accordance  with  Section
5(b)  above,  then the  severance
compensation  to which you are entitled  shall be reduced by the amount of any  disability  insurance
proceeds  actually                    paid to you or for your
benefit during the said time period.

               6.   Limitation on Competition. During the
Employment Period, and                    for such period
thereafter  as you are  entitled to receive
severance  compensation  under  this  Agreement  or,  if not entitled to receive severance compensation,  for
a period of                    one year after your termination,
you shall not, directly or                    indirectly,
without  the  prior  written  consent  of  the
 Company,  participate  or engage in,  whether as a director,
                officer,   employee,   advisor,   consultant,
stockholder,                    partner, joint venturer, owner
or in any other capacity, any                    business
engaged in the  business  of  furnishing  oilfield
     services (a "Competing Enterprise"), provided, however,
that                    you shall not be deemed to be
participating  or engaging in                    any such
business  solely by virtue of your ownership of not
      more  than  five  percent  of any  class  of  stock or
other                    securities which is publicly traded on
a national securities                    exchange or in a
recognized over-the-counter market; and you
shall not, directly or indirectly,  solicit, raid, entice or otherwise  induce any  employee of the Company or
any of its                    subsidiaries to be employed by a
Competing Enterprise.

         If this Agreement correctly sets forth your understanding of the agreement between the Company and you, please indicate your agreement hereto by signing this Agreement in the space for that purpose below.

                                              WELLTECH EASTERN,
INC.



                                              By: /s/Francis D.
John                                                  Name:
Francis D. John
Title: President/CEO

ACCEPTED AND AGREED:



/s/Kenneth Huseman Kenneth Huseman







                                       -4

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